Exhibit 99.1

FOR IMMEDIATE RELEASE

Flutter announces update on short-term US sports results impact

New York, January 7, 2025: Flutter Entertainment (NYSE:FLUT; LSE:FLTR) (“Flutter”), the world’s leading online sports betting and iGaming operator today announces a brief update on the impact of US sports results on Q4 2024 trading.

Following our Q3 earnings report on November 12, continued strong US player momentum has been offset by a period of very unfavorable US sports results across the remainder of November and in December, primarily on NFL Parlay and Same Game Parlay outcomes. The 2024/2025 NFL season to date has been the most customer friendly since the launch of online sports betting with the highest rate of favorites winning in nearly 20 years.

The transitory nature of these results has no impact on the underlying assumptions and guidance expectations communicated at our Investor Day in September1, and we remain confident in the growth drivers and long-term growth trajectory set out at the Investor Day.

These customer friendly results generated an estimated adverse gross gaming revenue (GGR) impact of $438m, and estimated reductions in revenue of approximately $390m2 and Adjusted EBITDA3 of approximately $260m4, for the period November 12 to December 31.

US revenue for 2024 is therefore now estimated to be c. $370m lower than our previous guidance midpoint at approximately $5.78bn (previous guidance $6.05bn - $6.25bn). After incremental one-off cost mitigation5, 2024 US Adjusted EBITDA is estimated to be approximately $205m lower than the previous guidance midpoint at approximately $505m (previous guidance $670m - $750m).

Our revised expectations include Q4 sportsbook net revenue margin of 6.6% reflecting:

•

Structural revenue margin of 14.5%, broadly in line with expectations and reflecting an increase of 100 basis points year-over-year. This was driven by FanDuel’s strong parlay product offering combined with the seasonally higher-margin sports mix

•	Unfavorable sports results of 390bps (Q4 2023: 240bps unfavorable)

•

Promotional spend of 4.0%, a reduction of 20 bps year-over-year as mitigation against adverse sports outcomes more than offset the previously communicated increased investment in new player acquisition volumes

Q4 US revenue is therefore now expected to be approximately $1.59bn and Q4 US Adjusted EBITDA is estimated to be approximately $161m, reflecting an overall estimated adverse Q4 sports results impact totaling $643m in GGR, $550m in revenue and $360m in Adjusted EBITDA.

In the Group Ex-US, continued good momentum in UKI in particular with favorable sports results in the English Premier League, means we now estimate 2024 revenue and Adjusted EBITDA will be approximately 1% and 2% higher than the mid-points of our previous guidance provided at Q3.

A more detailed update will be provided with our scheduled Q4 earnings on March 4, 2025, alongside formal guidance for 2025.

This announcement contains inside information as defined under assimilated Regulation (EU) No. 596/2014, which is part of the laws of the United Kingdom by virtue of the European Unition (Withdrawal) Act 2018 (as amended). The person responsible for arranging release of this information on behalf of Flutter is Edward Traynor, Company Secretary of Flutter.

Notes

1.

2027 Revenue and Adjusted EBITDA guidance was provided at our Investor Day on September 25 for Flutter Group, along with forward-looking commentary on potential US 2025 revenue and Adjusted EBITDA margin accretion. Our 2025 comments, to which there are no changes, are based on our 2024 revenue and Adjusted EBITDA guidance per our Q2 earnings on August 13, 2024 (midpoints of $6.2bn and $740m respectively).

2.

The lower-than-normal level of customer generosity mitigation (where customer generosity reflects variable promotional spend accounted for as a deduction from gross gaming revenue) reflects both the distribution of winnings to a narrow range of customers, and the timing of adverse sports results within the quarter, with significant adverse results occurring on December 30.

3.

Beginning January 1, 2024, the Group revised its definition of Adjusted EBITDA, which is the segment measure used to evaluate performance and allocate resources. The definition of Adjusted EBITDA now excludes share-based compensation as management believes inclusion of share-based compensation can obscure underlying business trends as share-based compensation could vary widely among companies due to different plans in place resulting in companies using share-based compensation awards differently, both in type and quantity of awards granted.

4.	The estimated adverse Adjusted EBITDA impact reflects the estimated gross profit impact and is before any sales and marketing, or operating cost mitigation
5.	Primarily reflecting estimated sales and marketing cost reduction and phasing benefits, and an estimated reduction in variable employee salary accruals.

Clarification on basis of preliminary financial information

As at the date of this release we have not completed our financial closing procedures for the period ended December 31, 2024. The preliminary financial information included in this release may therefore be subject to change as we complete our financial reporting processes and controls.

Additionally, our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information and does not express an opinion or provide any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our consolidated financial statements and related notes as of and for the period ended December 31, 2024, we may identify items that would require us to make adjustments to the preliminary financial information presented above. As a result, investors should exercise caution in relying on this information. The preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements

The preliminary financial information included in this press release is preliminary, unaudited and subject to completion and may change as we complete the operating of our financial reporting processes and controls. See “Clarification on basis of preliminary financial information” above. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited, to statements related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Such factors include, among others: the preliminary nature of the financial information include in this press release as discussed in “Clarification on basis of preliminary financial information” above, Flutter’s ability to effectively compete in the global entertainment and gaming industries; Flutter’s ability to retain existing customers and to successfully acquire new customers; Flutter’s ability to develop new product offerings; Flutter’s ability to successfully acquire and integrate new businesses; Flutter’s ability to maintain relationships with third-parties; Flutter’s ability to maintain its reputation; public sentiment towards online betting and iGaming generally; the potential impact of general economic conditions, including inflation, fluctuating interest rates and instability in the banking system, on Flutter’s liquidity, operations and personnel; Flutter’s ability to obtain and maintain licenses with gaming authorities, adverse changes to the regulation (including taxation) of online betting and iGaming; the failure of additional jurisdictions to legalize and regulate online betting and iGaming; Flutter’s ability to comply with complex, varied and evolving U.S. and international laws and regulations relating to its business; Flutter’s ability to raise financing in the future; Flutter’s success in retaining or recruiting officers, key employees or directors; litigation and the ability to adequately protect Flutter’s intellectual property rights; the impact of data security breaches or cyber-attacks on Flutter’s systems; and Flutter’s ability to remediate material weaknesses in its internal control over financial reporting.

Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC on March 26, 2024 and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global competitive advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet.

Contacts:

Investor Relations:	Media Relations:
Email: investor.relations@flutter.com	Email: corporatecomms@flutter.com

Non-GAAP financial measures

This press release includes non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We believe these measures provide visibility to the performance of our business by excluding the impact of certain income or gains and expenses or losses. Additionally, we believe these metrics are widely used by investors, securities analysts, ratings agencies and others in our industry in evaluating performance. Our non-GAAP financial measures may not be comparable to similarly-titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with U.S. GAAP. Additional information regarding these measures can be found in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.